Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Patrick Scanlan 212.810.3622

BlackRock Reports First Quarter 2026 Diluted EPS of $14.06, or $12.53 as adjusted
New York, April 14, 2026 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months ended March 31, 2026.

$130 billion of quarterly total net inflows, led by a record first quarter for iShares® ETFs alongside active and private markets net inflows

$744 billion of net inflows and 10% organic base fee growth over the last twelve months, broad-based across the platform and driven by private markets, ETFs, and systematic active strategies

27% increase in revenue year-over-year reflects the positive impact of markets, organic base fee growth, fees related to the HPS Transaction, and higher technology services and subscription revenue

22% growth in technology services and subscription revenue year-over-year, driven by continued momentum in Aladdin® and the impact of the Preqin Transaction

66% increase in GAAP operating income and 46% increase in GAAP diluted EPS year-over-year impacted by noncash acquisition-related items, which have been excluded from as adjusted results

31% increase in year-over-year operating income, as adjusted

11% increase in year-over-year diluted EPS, as adjusted also reflects lower nonoperating income, a higher diluted share count, and a higher effective tax rate in the current quarter

$450 million of share repurchases in the current quarter and 10% increase in quarterly cash dividend to $5.73 per share

Laurence D. Fink, Chairman and CEO:

“BlackRock delivered one of the strongest starts to a year in our history. Clients awarded us with $130 billion of net inflows in the first quarter, driving 8% organic base fee growth — our highest first quarter in five years. Technology services ACV grew 14%, and our adjusted margins expanded by over 100 basis points. Our results tell more than one quarter’s story. They reflect a business with accelerating momentum, deep client engagement, and a platform built to compound across market environments. Over the last twelve months, clients entrusted BlackRock with $744 billion of net new assets, powering 10% organic base fee growth.

“BlackRock is a scale operator across public markets, private markets, and technology. That combination is proving more valuable every day. Capital is in motion as market fundamentals and provider relationships are re-evaluated, and BlackRock is the trusted destination.

"iShares posted record first quarter net inflows of $132 billion and doubled net new base fees compared to a year ago, as clients rotated to our international and precision exposures. Active equity is a growth area at BlackRock, driving $3 billion of net inflows. Private markets net inflows of $9 billion were led by private credit and infrastructure, where we have strong fundraising and deployment momentum.

“We’re engaged with clients across every channel, geography, and asset class. Our results and growing pipeline of business show that when clients are making big decisions about their portfolios, they are choosing BlackRock. They’re coming to BlackRock because we can meet them across their whole portfolio. We do that by bringing together asset management and technology across public and private markets seamlessly, on one integrated platform. Our model is working, and we’re more confident than ever in the opportunity we see ahead for our firm, clients, and shareholders.”

FINANCIAL RESULTS			NET FLOW HIGHLIGHTS(1)
(in millions,	Q1	Q1		Q1
except per share data)	2026	2025	(in billions)	2026	LTM(2)
AUM	$13,894,600	$11,583,928	Long-term net flows:	$136	$620
% change	20%
Average AUM	$14,240,929	$11,688,880	By region:
% change	22%		Americas	$123	$490
Total net flows	$129,724	$84,171	EMEA	13	192
			APAC	-	(62)
GAAP basis:
Revenue	$6,698	$5,276	By client type:
% change	27%
Operating income	$2,814	$1,698	Retail:	$15	$109
% change	66%		US	14	68
Operating margin	42.0%	32.2%	International	1	41
Net income(1)	$2,212	$1,510
% change	46%		ETFs:	$132	$551
Diluted EPS	$14.06	$9.64	Active	19	64
% change	46%		Core equity	32	155
Weighted-average			Digital assets	1	32
diluted shares	165.0	156.6	Fixed income	41	171
% change	5%		Precision & other	39	129

As Adjusted(2):			Institutional:	$(11)	$(40)
Operating income	$2,669	$2,032	Active	24	69
% change	31%		Index	(35)	(108)
Operating margin	44.5%	43.2%
Net income	$2,068	$1,770	Cash management net flows	$(6)	$124
% change	17%
Diluted EPS	$12.53	$11.30	Total net flows	$130	$744
% change	11%
_________________________			_________________________

(1)  Net income represents net income attributable to BlackRock, Inc.
(2)  See pages 11 through 13 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

			(1) Totals may not add due to rounding. (2) Amounts represent last twelve months net flows from April 1, 2025 to March 31, 2026.

BUSINESS RESULTS

					Q1 2026
			Q1 2026		Base fees(1)
			Base fees(1)	March 31, 2026	and securities
	Q1 2026	March 31, 2026	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY PRODUCT TYPE
Equity	$71,842	$7,661,385	$2,626	55%	48%
Fixed income	34,314	3,270,863	1,058	24%	19%
Multi-asset	17,827	1,222,612	381	9%	7%
Alternatives:
Private markets	9,076	320,431	658	2%	12%
Liquid alternatives	5,551	108,639	197	1%	4%
Alternatives subtotal	14,627	429,070	855	3%	16%
Digital assets	935	60,671	42	0%	1%
Currency and commodities(2)	(3,644)	176,676	136	1%	3%
Long-term	135,901	12,821,277	5,098	92%	94%
Cash management	(6,177)	1,073,323	340	8%	6%
Total	$129,724	$13,894,600	$5,438	100%	100%
RESULTS BY CLIENT TYPE
Retail	$15,233	$1,262,374	$1,263	9%	23%
ETFs	131,692	5,485,544	2,406	39%	44%
Institutional:
Active	23,713	2,509,266	1,174	18%	22%
Index	(34,737)	3,564,093	255	26%	5%
Institutional subtotal	(11,024)	6,073,359	1,429	44%	27%
Long-term	135,901	12,821,277	5,098	92%	94%
Cash management	(6,177)	1,073,323	340	8%	6%
Total	$129,724	$13,894,600	$5,438	100%	100%
RESULTS BY INVESTMENT STYLE
Active	$29,620	$3,410,923	$2,350	25%	43%
ETFs	131,692	5,485,544	2,406	39%	44%
Non-ETF index	(25,411)	3,924,810	342	28%	7%
Long-term	135,901	12,821,277	5,098	92%	94%
Cash management	(6,177)	1,073,323	340	8%	6%
Total	$129,724	$13,894,600	$5,438	100%	100%

(1)
Base fees include investment advisory and administration fees.
(2)
Amounts include commodity exchange-traded funds ("ETFs") and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT March 31, 2026(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	81%	86%	82%
Tax-exempt	43%	52%	55%
Index AUM within or above applicable tolerance	98%	99%	100%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	39%	51%	42%
Systematic	73%	91%	94%
Index AUM within or above applicable tolerance	92%	96%	99%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Tuesday, April 14, 2026 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (312) 471-1353, or from outside the United States, (800) 330-6710, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 7276005). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Tuesday, April 14, 2026. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	March 31,				December 31,
	2026	2025	Change		2025	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$5,259	$4,244	$1,015		$5,104	$155
Securities lending revenue	179	157	22		174	5
Total investment advisory, administration fees and securities lending revenue	5,438	4,401	1,037		5,278	160
Investment advisory performance fees	272	60	212		754	(482)
Technology services and subscription revenue	530	436	94		531	(1)
Distribution fees	389	321	68		359	30
Advisory and other revenue	69	58	11		86	(17)
Total revenue	6,698	5,276	1,422		7,008	(310)

Expense
Employee compensation and benefits	2,225	1,741	484		2,584	(359)
Sales, asset and account expense:
Distribution and servicing costs	705	570	135		676	29
Direct fund expense	481	392	89		470	11
Sub-advisory and other	71	47	24		80	(9)
Total sales, asset and account expense	1,257	1,009	248		1,226	31
General and administration expense	674	615	59		814	(140)
Change in fair value of contingent consideration	(549)	96	(645)		455	(1,004)
Amortization of intangible assets	277	117	160		268	9
Total expense	3,884	3,578	306		5,347	(1,463)

Operating income	2,814	1,698	1,116		1,661	1,153

Nonoperating income (expense)
Net gain (loss) on investments	72	58	14		(38)	110
Net interest income (expense)	(44)	7	(51)		(16)	(28)
Total nonoperating income (expense)	28	65	(37)		(54)	82

Income before income taxes	2,842	1,763	1,079		1,607	1,235
Income tax expense	516	248	268		372	144
Net income	2,326	1,515	811		1,235	1,091
Less:
Net income (loss) attributable to noncontrolling interests ("NCI") - consolidated sponsored investment products ("CIPs")	6	5	1		51	(45)
Net income (loss) attributable to NCI - Subco	108	-	108		57	51
Net income attributable to BlackRock, Inc.	$2,212	$1,510	$702		$1,127	$1,085

Weighted-average common shares outstanding
Basic	155.3	155.0	0.3		155.1	0.2
Diluted (including Subco Units)	165.0	156.6	8.4		165.4	(0.4)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$14.24	$9.74	$4.50		$7.27	$6.97
Diluted	$14.06	$9.64	$4.42		$7.16	$6.90
Cash dividends declared and paid per share	$5.73	$5.21	$0.52		$5.21	$0.52

Supplemental information:

AUM (end of period)	$13,894,600	$11,583,928	$2,310,672		$14,041,518	$(146,918)
Shares outstanding including Subco Units	163.0	155.0	7.9		162.8	0.2
GAAP:
Operating margin	42.0%	32.2%	980	bps	23.7%	1,830	bps
Effective tax rate	18.2%	14.1%	410	bps	23.9%	(570)	bps
As adjusted:
Operating income (1)	$2,669	$2,032	$637		$2,848	$(179)
Operating margin (1)	44.5%	43.2%	130	bps	45.0%	(50)	bps
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs (2)	$22	$75	$(53)		$(122)	$144
Net income attributable to BlackRock, Inc. (3)	$2,068	$1,770	$298		$2,176	$(108)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$12.53	$11.30	$1.23		$13.16	$(0.63)
Effective tax rate	23.2%	16.0%	720	bps	20.2%	300	bps

See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. As of March 31, 2026, there were 155.4 million shares of common stock and 7.6 million Class B-2 common units ("Subco Units") of BlackRock Saturn Subco, LLC ("Subco") outstanding.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Product Type
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2026	AUM(3)
Equity	$7,793,875	$71,842	$-	$(179,623)	$(24,709)	$7,661,385	$7,930,545
Fixed income	3,272,021	34,314	(957)	(19,649)	(14,866)	3,270,863	3,303,591
Multi-asset	1,223,625	17,827	-	(12,714)	(6,126)	1,222,612	1,247,632
Alternatives:
Private markets	322,624	9,076	(8,471)	(1,989)	(809)	320,431	322,399
Liquid alternatives	100,990	5,551	(695)	2,707	86	108,639	105,904
Alternatives subtotal	423,614	14,627	(9,166)	718	(723)	429,070	428,303
Digital assets	78,435	935	-	(18,694)	(5)	60,671	67,740
Currency and commodities(4)	169,216	(3,644)	-	11,305	(201)	176,676	190,349
Long-term	12,960,786	135,901	(10,123)	(218,657)	(46,630)	12,821,277	13,168,160
Cash management	1,080,732	(6,177)	-	2,206	(3,438)	1,073,323	1,072,769
Total	$14,041,518	$129,724	$(10,123)	$(216,451)	$(50,068)	$13,894,600	$14,240,929

Current Quarter Component Changes by Client Type and Product Type (Long-Term)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2026	AUM(3)
Retail:
Equity	$629,081	$7,434	$-	$(18,708)	$(2,764)	$615,043	$638,493
Fixed income	384,887	2,816	-	(3,815)	(1,065)	382,823	386,517
Multi-asset	199,655	999	-	(4,447)	(227)	195,980	201,964
Private markets	30,681	1,261	(295)	(338)	(119)	31,190	31,195
Liquid alternatives	34,428	2,723	(185)	414	(42)	37,338	36,190
Retail subtotal	1,278,732	15,233	(480)	(26,894)	(4,217)	1,262,374	1,294,359
ETFs:
Equity	4,006,014	88,113	-	(85,765)	(6,829)	4,001,533	4,112,258
Fixed income	1,205,953	45,438	-	(9,362)	(3,004)	1,239,025	1,233,149
Multi-asset	14,402	884	-	(90)	(110)	15,086	15,005
Digital assets	78,435	935	-	(18,694)	(5)	60,671	67,740
Commodities	162,906	(3,678)	-	10,158	(157)	169,229	183,413
ETFs subtotal	5,467,710	131,692	-	(103,753)	(10,105)	5,485,544	5,611,565
Institutional:
Active:
Equity	247,993	4,385	-	(2,238)	(1,451)	248,689	255,779
Fixed income	905,566	(7,192)	(957)	(2,368)	(2,918)	892,131	905,463
Multi-asset	1,006,106	15,877	-	(8,295)	(5,784)	1,007,904	1,027,077
Private markets	291,943	7,815	(8,176)	(1,651)	(690)	289,241	291,204
Liquid alternatives	66,562	2,828	(510)	2,293	128	71,301	69,714
Active subtotal	2,518,170	23,713	(9,643)	(12,259)	(10,715)	2,509,266	2,549,237
Index	3,696,174	(34,737)	-	(75,751)	(21,593)	3,564,093	3,712,999
Institutional subtotal	6,214,344	(11,024)	(9,643)	(88,010)	(32,308)	6,073,359	6,262,236
Long-term	$12,960,786	$135,901	$(10,123)	$(218,657)	$(46,630)	$12,821,277	$13,168,160

(1)
Realizations represent return of capital/return on investments.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(4)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2026	AUM(3)
Active:
Equity	$546,028	$3,150	$-	$(10,493)	$(2,690)	$535,995	$558,046
Fixed income	1,257,358	(5,033)	(957)	(5,867)	(3,510)	1,241,991	1,258,117
Multi-asset	1,205,743	16,876	-	(12,741)	(6,011)	1,203,867	1,229,024
Private markets	322,624	9,076	(8,471)	(1,989)	(809)	320,431	322,399
Liquid alternatives	100,990	5,551	(695)	2,707	86	108,639	105,904
Active subtotal	3,432,743	29,620	(10,123)	(28,383)	(12,934)	3,410,923	3,473,490
ETFs:
Equity	4,006,014	88,113	-	(85,765)	(6,829)	4,001,533	4,112,258
Fixed income	1,205,953	45,438	-	(9,362)	(3,004)	1,239,025	1,233,149
Multi-asset	14,402	884	-	(90)	(110)	15,086	15,005
Digital assets	78,435	935	-	(18,694)	(5)	60,671	67,740
Commodities	162,906	(3,678)	-	10,158	(157)	169,229	183,413
ETFs subtotal	5,467,710	131,692	-	(103,753)	(10,105)	5,485,544	5,611,565
Non-ETF index	4,060,333	(25,411)	-	(86,521)	(23,591)	3,924,810	4,083,105
Long-term	$12,960,786	$135,901	$(10,123)	$(218,657)	$(46,630)	$12,821,277	$13,168,160

Current Quarter Component Changes by Private Markets Product Type (Long-Term)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	change	impact(2)	2026	AUM(3)
Private markets:
Infrastructure	$112,116	$1,234	$(320)	$(902)	$(261)	$111,867	$112,127
Private equity	30,623	399	(579)	(162)	(50)	30,231	30,434
Private credit	145,385	6,619	(3,906)	(711)	(342)	147,045	146,753
Real estate	25,062	455	(3,494)	(262)	(107)	21,654	23,570
Multi-alternatives	9,438	369	(172)	48	(49)	9,634	9,515
Total private markets	$322,624	$9,076	$(8,471)	$(1,989)	$(809)	$320,431	$322,399

(1)
Realizations represent return of capital/return on investments.
(2)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Product Type
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2026	AUM(4)
Equity	$6,204,549	$272,656	$-	$-	$1,152,903	$31,277	$7,661,385	$7,278,164
Fixed income	3,006,670	160,975	(2,990)	13,567	69,382	23,259	3,270,863	3,164,014
Multi-asset	1,002,681	81,550	-	-	126,819	11,562	1,222,612	1,144,988
Alternatives:
Private markets	212,354	41,766	(31,648)	101,017	(5,738)	2,680	320,431	287,605
Liquid alternatives	79,356	14,539	(889)	6,377	8,498	758	108,639	95,293
Alternatives subtotal	291,710	56,305	(32,537)	107,394	2,760	3,438	429,070	382,898
Digital assets	50,329	32,343	-	-	(22,002)	1	60,671	78,541
Currency and commodities(5)	97,355	16,206	-	-	63,137	(22)	176,676	140,338
Long-term	10,653,294	620,035	(35,527)	120,961	1,392,999	69,515	12,821,277	12,188,943
Cash management	930,634	123,780	-	-	9,748	9,161	1,073,323	1,010,890
Total	$11,583,928	$743,815	$(35,527)	$120,961	$1,402,747	$78,676	$13,894,600	$13,199,833

Year-over-Year Component Changes by Client Type and Product Type (Long-Term)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2026	AUM(4)
Retail:
Equity	$502,678	$25,555	$-	$-	$82,411	$4,399	$615,043	$584,908
Fixed income	323,508	46,548	-	-	6,907	5,860	382,823	351,337
Multi-asset	153,420	22,806	-	-	19,144	610	195,980	175,265
Private markets	16,017	4,839	(1,505)	11,674	(86)	251	31,190	26,160
Liquid alternatives	27,257	8,925	(217)	-	1,273	100	37,338	32,411
Retail subtotal	1,022,880	108,673	(1,722)	11,674	109,649	11,220	1,262,374	1,170,081
ETFs:
Equity	3,111,438	312,379	-	-	563,717	13,999	4,001,533	3,703,511
Fixed income	1,039,115	186,993	-	-	5,339	7,578	1,239,025	1,151,324
Multi-asset	10,603	3,028	-	-	1,357	98	15,086	13,083
Digital assets	50,329	32,343	-	-	(22,002)	1	60,671	78,541
Commodities	91,276	16,251	-	-	61,650	52	169,229	133,994
ETFs subtotal	4,302,761	550,994	-	-	610,061	21,728	5,485,544	5,080,453
Institutional:
Active:
Equity	217,390	(18,082)	-	-	47,323	2,058	248,689	241,606
Fixed income	853,873	(11,272)	(2,990)	13,567	33,309	5,644	892,131	889,801
Multi-asset	835,479	55,646	-	-	105,920	10,859	1,007,904	953,221
Private markets	196,337	36,927	(30,143)	89,343	(5,652)	2,429	289,241	261,445
Liquid alternatives	52,099	5,614	(672)	6,377	7,225	658	71,301	62,882
Active subtotal	2,155,178	68,833	(33,805)	109,287	188,125	21,648	2,509,266	2,408,955
Index	3,172,475	(108,465)	-	-	485,164	14,919	3,564,093	3,529,454
Institutional subtotal	5,327,653	(39,632)	(33,805)	109,287	673,289	36,567	6,073,359	5,938,409
Long-term	$10,653,294	$620,035	$(35,527)	$120,961	$1,392,999	$69,515	$12,821,277	$12,188,943

(1)
Realizations represent return of capital/return on investments.
(2)
Amounts include AUM attributable to the acquisitions of HPS in July 2025 (the "HPS Transaction") and ElmTree Funds in September 2025 (the "ElmTree Transaction").
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2026	AUM(4)
Active:
Equity	$458,656	$(10,765)	$-	$-	$83,936	$4,168	$535,995	$516,014
Fixed income	1,149,891	31,413	(2,990)	13,567	39,448	10,662	1,241,991	1,209,113
Multi-asset	988,884	78,452	-	-	125,063	11,468	1,203,867	1,128,470
Private markets	212,354	41,766	(31,648)	101,017	(5,738)	2,680	320,431	287,605
Liquid alternatives	79,356	14,539	(889)	6,377	8,498	758	108,639	95,293
Active subtotal	2,889,141	155,405	(35,527)	120,961	251,207	29,736	3,410,923	3,236,495
ETFs:
Equity	3,111,438	312,379	-	-	563,717	13,999	4,001,533	3,703,511
Fixed income	1,039,115	186,993	-	-	5,339	7,578	1,239,025	1,151,324
Multi-asset	10,603	3,028	-	-	1,357	98	15,086	13,083
Digital assets	50,329	32,343	-	-	(22,002)	1	60,671	78,541
Commodities	91,276	16,251	-	-	61,650	52	169,229	133,994
ETFs subtotal	4,302,761	550,994	-	-	610,061	21,728	5,485,544	5,080,453
Non-ETF index	3,461,392	(86,364)	-	-	531,731	18,051	3,924,810	3,871,995
Long-term	$10,653,294	$620,035	$(35,527)	$120,961	$1,392,999	$69,515	$12,821,277	$12,188,943

Year-over-Year Component Changes by Private Markets Product Type (Long-Term)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2026	AUM(4)
Private markets:
Infrastructure	$108,371	$12,487	$(6,428)	$-	$(3,585)	$1,022	$111,867	$110,867
Private equity	36,562	2,450	(9,155)	-	203	171	30,231	33,325
Private credit	33,686	24,005	(11,162)	101,017	(1,303)	802	147,045	109,689
Real estate	26,076	541	(4,391)	-	(1,202)	630	21,654	24,840
Multi-alternatives	7,659	2,283	(512)	-	149	55	9,634	8,884
Total private markets	$212,354	$41,766	$(31,648)	$101,017	$(5,738)	$2,680	$320,431	$287,605

(1)
Realizations represent return of capital/return on investments.
(2)
Amounts include AUM attributable to the HPS and ElmTree Transactions.
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2026	2025	Change	2025	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$593	$518	$75	$585	$8
ETFs	1,793	1,349	444	1,696	97
Equity subtotal	2,386	1,867	519	2,281	105
Fixed income:
Active	531	492	39	526	5
ETFs	434	352	82	421	13
Fixed income subtotal	965	844	121	947	18
Active multi-asset	371	313	58	363	8
Alternatives:
Private markets	658	535	123	663	(5)
Liquid alternatives	197	150	47	184	13
Alternatives subtotal	855	685	170	847	8
Non-ETF index	342	307	35	348	(6)
Digital assets, commodities and multi-asset ETFs(1)	179	92	87	162	17
Long-term	5,098	4,108	990	4,948	150
Cash management	340	293	47	330	10
Total investment advisory, administration fees and securities lending revenue	5,438	4,401	1,037	5,278	160
Investment advisory performance fees:
Equity	22	10	12	96	(74)
Fixed income	2	12	(10)	2	-
Multi-asset	9	4	5	11	(2)
Alternatives:
Private markets	232	24	208	334	(102)
Liquid alternatives	7	10	(3)	311	(304)
Alternatives subtotal	239	34	205	645	(406)
Total investment advisory performance fees	272	60	212	754	(482)
Technology services and subscription revenue	530	436	94	531	(1)
Distribution fees	389	321	68	359	30
Advisory and other revenue:
Advisory	12	14	(2)	11	1
Other	57	44	13	75	(18)
Total advisory and other revenue	69	58	11	86	(17)
Total revenue	$6,698	$5,276	$1,422	$7,008	$(310)

(1)
Amounts include commodity ETFs and ETPs.

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $1.0 billion from the first quarter of 2025, primarily driven by organic base fee growth, the impact of market beta on average AUM, and approximately $230 million of fees related to the HPS Transaction. Securities lending revenue of $179 million increased from $157 million in the first quarter of 2025.

Investment advisory, administration fees and securities lending revenue increased $160 million from the fourth quarter of 2025, primarily driven by organic base fee growth and the impact of market beta on average AUM, partially offset by the effect of two fewer days in the current quarter.

•
Performance fees increased $212 million from the first quarter of 2025, primarily reflecting higher revenue from private markets, including the impact of the HPS Transaction.

Performance fees decreased $482 million from the fourth quarter of 2025, primarily reflecting a seasonally higher number of products with performance measurement periods that end in the fourth quarter.

•
Technology services and subscription revenue increased $94 million from the first quarter of 2025, reflecting the sustained demand for Aladdin technology offerings and a full-quarter impact of revenue from the acquisition of Preqin Holding Limited ("Preqin") in March 2025 (the "Preqin Transaction"). Preqin contributed approximately $65 million of revenue to the first quarter of 2026. Technology services and subscription annual contract value (“ACV”)(1) increased 14% from the first quarter of 2025.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 13 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2026	2025	Change	2025	Change
Operating expense
Employee compensation and benefits	$2,225	$1,741	$484	$2,584	$(359)
Sales, asset and account expense:
Distribution and servicing costs	705	570	135	676	29
Direct fund expense	481	392	89	470	11
Sub-advisory and other	71	47	24	80	(9)
Total sales, asset and account expense	1,257	1,009	248	1,226	31
General and administration expense:
Marketing and promotional	101	97	4	101	-
Occupancy and office related	147	114	33	150	(3)
Portfolio services	70	64	6	62	8
Technology	206	189	17	209	(3)
Professional services	75	73	2	98	(23)
Communications	10	10	-	10	-
Foreign exchange remeasurement	(4)	(8)	4	3	(7)
Charitable contribution	-	-	-	109	(109)
Other general and administration	69	76	(7)	72	(3)
Total general and administration expense	674	615	59	814	(140)
Change in fair value of contingent consideration	(549)	96	(645)	455	(1,004)
Amortization of intangible assets	277	117	160	268	9
Total operating expense	$3,884	$3,578	$306	$5,347	$(1,463)

Highlights

•
Employee compensation and benefits expense increased $484 million from the first quarter of 2025, primarily reflecting the impact of higher operating income and performance fees, and the impact of the HPS and Preqin Transactions.

Employee compensation and benefits expense decreased $359 million from the fourth quarter of 2025, primarily reflecting lower incentive compensation as a result of lower performance fees and retention-related deferred compensation expense(1), partially offset by higher seasonal payroll taxes.

•
Sales, asset and account expense increased $248 million from the first quarter of 2025 and $31 million from the fourth quarter of 2025, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
General and administration expense increased $59 million from the first quarter of 2025, primarily driven by occupancy and office related expense and technology expense.

General and administration expense decreased $140 million from the fourth quarter of 2025, primarily driven by the charitable contribution of a portion of BlackRock's stake in Circle Internet Group, Inc. ("Circle") to the BlackRock Charitable Fund recorded in the fourth quarter of 2025 (the “Charitable Contribution”) and a decrease in professional services expense.

•
Change in fair value of contingent consideration(1) decreased $645 million as compared to the change in the first quarter of 2025 and decreased $1.0 billion as compared to the change in the fourth quarter of 2025, primarily in connection with the fair value of contingent consideration for the Global Infrastructure Management, LLC ("GIP") and HPS Transactions, which is impacted by the share price of BlackRock common stock.
•
Amortization of intangible assets(1) increased $160 million from the first quarter of 2025, primarily reflecting amortization of intangible assets acquired in the HPS and Preqin Transactions.

(1)
These expenses have been excluded from the Company's "as adjusted" financial results under the expense adjustments for acquisition-related costs and the Charitable Contribution, as applicable. See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests - Consolidated sponsored investment products

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2026	2025	Change	2025	Change
Nonoperating income (expense), GAAP basis	$28	$65	$(37)	$(54)	$82
Less: Net income (loss) attributable to NCI - CIPs	6	5	1	51	(45)
Nonoperating income (expense), net of NCI - CIPs	22	60	(38)	(105)	127
Less: Hedge gain (loss) on deferred cash compensation plans(1)	-	(15)	15	17	(17)
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$22	$75	$(53)	$(122)	$144

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2026	2025	Change	2025	Change
Net gain (loss) on investments, net of NCI - CIPs
Private equity	$9	$48	$(39)	$(42)	$51
Real assets	5	(2)	7	17	(12)
Other alternatives(3)	15	9	6	2	13
Other investments(4)	(13)	(10)	(3)	(15)	2
Hedge gain (loss) on deferred cash compensation plans(1)	-	(15)	15	17	(17)
Subtotal	16	30	(14)	(21)	37
Other income/gain (expense/loss)(5)	50	23	27	(68)	118
Total net gain (loss) on investments, net of NCI - CIPs	66	53	13	(89)	155
Net interest income (expense)	(44)	7	(51)	(16)	(28)
Nonoperating income (expense), net of NCI - CIPs	22	60	(38)	(105)	127
Less: Hedge gain (loss) on deferred cash compensation plans(1)	-	(15)	15	17	(17)
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$22	$75	$(53)	$(122)	$144

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 11 through 13.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amount for the three months ended December 31, 2025, included nonoperating noncash pre-tax loss in connection with the Company’s minority investment in Circle of approximately $116 million. Additional amounts include earnings (losses) from certain equity method minority investments and noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2026	2025	Change	2025	Change
Income tax expense	$516	$248	$268	$372	$144
Effective tax rate	18.2%	14.1%	410 bps	23.9%	(570) bps

Highlights

•
First quarter 2026 and 2025 income tax expense includes $57 million and $46 million of discrete tax benefits, respectively, related to vested stock-based compensation awards. In addition, first quarter 2025 and fourth quarter 2025 income tax expense included $149 million and $102 million, respectively, of net discrete tax benefits realized from changes in the Company's organizational entity structure.

Fourth quarter 2025 included a discrete tax benefit of $29 million related to the Charitable Contribution, which was excluded from as adjusted results due to its nonrecurring nature.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2026	2025	2025
Operating income, GAAP basis	$2,814	$1,698	$1,661
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	5	(3)	11
Amortization of intangible assets (b)	277	117	268
Acquisition-related compensation costs (b)	107	85	315
Acquisition-related transaction costs (b)(1)	15	39	29
Change in fair value of contingent consideration (b)	(549)	96	455
Charitable Contribution (c)	-	-	109
Operating income, as adjusted (1)	$2,669	$2,032	$2,848
Revenue, GAAP basis	$6,698	$5,276	$7,008
Non-GAAP adjustments:
Distribution fees	(389)	(321)	(359)
Investment advisory fees	(316)	(249)	(317)
Revenue used for operating margin measurement	$5,993	$4,706	$6,332
Operating margin, GAAP basis	42.0%	32.2%	23.7%
Operating margin, as adjusted (1)	44.5%	43.2%	45.0%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI - CIPs, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2026	2025	2025
Nonoperating income (expense), GAAP basis	$28	$65	$(54)
Less: Net income (loss) attributable to NCI - CIPs	6	5	51
Nonoperating income (expense), net of NCI - CIPs	22	60	(105)
Less: Hedge gain (loss) on deferred cash compensation plans (a)	-	(15)	17
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted (2)	$22	$75	$(122)

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2026	2025	2025
Net income attributable to BlackRock, Inc., GAAP basis	$2,212	$1,510	$1,127
Noncontrolling interest - Subco	108	-	57
Net income attributable to BlackRock, Inc., (for diluted EPS)	2,320	1,510	1,184
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	4	9	(4)
Amortization of intangible assets (b)	207	87	200
Acquisition-related compensation costs (b)	80	63	231
Acquisition-related transaction costs (b)	11	29	20
Change in fair value of contingent consideration (b)	(554)	72	454
Charitable Contribution (c)	-	-	80
Income tax matters	-	-	11
Net income attributable to BlackRock, Inc., as adjusted (3)	$2,068	$1,770	$2,176
Diluted weighted-average common shares outstanding, including Subco Units	165.0	156.6	165.4
Diluted earnings per common share, GAAP basis	$14.06	$9.64	$7.16
Diluted earnings per common share, as adjusted (3)	$12.53	$11.30	$13.16

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition-related costs include adjustments related to amortization of intangible assets, change in fair value of contingent consideration (primarily associated with noncash contingent consideration) incurred in connection with certain acquisitions and other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation and general and administration expense primarily related to professional services. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Charitable Contribution. The Charitable Contribution expense of $109 million has been excluded from operating income, as adjusted, in the fourth quarter of 2025, due to its nonrecurring nature.
•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted:

•
Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. The fourth quarter of 2025 included a discrete tax benefit of $29 million recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Furthermore, the non-GAAP adjustment in 2025 and 2026 related to the change in fair value of contingent consideration is primarily not deductible for income tax purposes.

•
In addition, beginning in the third quarter of 2025, in connection with the HPS Transaction, the Company updated its definition of net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, to assume all outstanding Subco Units issued as part of the consideration for the HPS Transaction have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock, as Subco Units will be exchangeable at the option of the holder when exchange rights begin. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. Management believes that these updated non-GAAP measures are useful indicators of BlackRock’s profitability and enhance comparability among periods presented, and therefore are useful to investors.
•
Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services and subscription's ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services and subscription revenue over time, as it is linked to the net new business in technology and subscription services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of GIP, Preqin and HPS (collectively, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) the unfavorable resolution of legal proceedings; (9) the extent and timing of any share repurchases; (10) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (11) the failure to effectively manage the development and use of artificial intelligence; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) increasing focus from stakeholders regarding environmental and social-related matters; (18) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, global trade tensions, tariffs, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (19) climate-related risks to BlackRock’s business, products, operations and clients; (20) the ability to attract, train and retain highly qualified professionals; (21) fluctuations in the carrying value of BlackRock’s economic investments; (22) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (23) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (24) the failure by key third-party providers to fulfill their obligations to BlackRock; (25) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (26) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded products platform; (27) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (28) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2026 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2026. The performance data does not include accounts terminated prior to March 31, 2026 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2026 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.